EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to incorporation by reference in the Registration Statement (Form S-3 No. 333-110307) and Registration Statements (Form S-8 Nos. 333-110308, 33-96624, 333-48597, 333-52927 and 333-51884) of our report dated February 8, 2006 with respect to the financial statements of MakeMusic! Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2005.
/s/ McGladrey & Pullen, LLP
Minneapolis, Minnesota
February 28, 2006